EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm


We have issued our report dated December 23, 2004, except for Note 6, as to which the date is January 6, 2005, accompanying the consolidated financial statements included in the Annual Report of Advanced Nutraceuticals, Inc. on Form 10-KSB for the year ended September 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement for Advanced Nutraceuticals, Inc. (the successor to Nutrition For Life International, Inc.) on Form S-8 (File No. 33-99366, effective December 5,
1995).

/s/ GHP Horwath, P.C.
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GHP Horwath, P.C.
Denver, Colorado
January 10, 2005